UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1340 Brook Street Suite M, St Charles, IL 60174

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 19, 2019, we completed a Strategic Consulting Agreement (the “Agreement”) with Edge Fibernet, Inc. (“Edge”) to provide the following consulting services, among others: marketing strategies, development work in financial projects and launch new product initiatives. The Agreement terms include a one year term, compensation of 10 million common stock purchase warrants with an exercise price of $0.005, a 3 year Warrant Exercise Period and a cashless exercise feature. Additionally, Edge will provide us with an option to lease 4,000 square feet at Edge’s New York headquarters to develop a showroom and corporate location for our products, services and operations. Such lease is contingent upon our ability to receive adequate funding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement with Edge Fibernet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: March 22, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer